Exhibit 99.2

Spectrum Brands Inc.
Financial Data Adjusted to Include Results of Acquisitions (Unaudited) Excluding Nu-Gro Discontinued Operations

The following unaudited adjusted financial data for the four quarters and year ended September 30, 2005 assume all acquisitions completed by Spectrum Brands during the year ended September 30, 2005 were completed on October 1, 2004. Specifically, this includes the acquisition of United Industries Inc. ("United"), completed by Spectrum Brands on February 7, 2005, the acquisition of Tetra Holding GmbH ("Tetra"), completed by Spectrum Brands on April 29, 2005, the acquisition of Jungle Laboratories ("Jungle"), completed by Spectrum Brands on September 1, 2005, and the acquisition of Firstrax, completed by the United Pet Group ("UPG") on February 1, 2005.

The data also excludes the results of operations for the Nu-Gro Pro and Tech business that Spectrum Brands classified as an asset held for sale as of September 30, 2005. This business was disposed of by sale in January 2006. Amounts excluded are based upon internal financial information prepared by management.

The information also gives effect to certain adjustments described in the accompanying notes.

In addition, interest expense has been adjusted to reflect interest expense we estimate would be incurred by the Company had all acquisitions occurred on October 1, 2004 and the sale of the Nu-Gro Pro and Tech business had occurred on October 1, 2004, with the proceeds from the sale applied to reduce approximately $80 million in outstanding debt.

Our capital structure has also been adjusted as if the issuance of 13.75 million shares of our common stock, which actually occurred on February 7, 2005 in connection with the United acquisition, had occurred on October 1, 2004. Earnings per share calculations presented in the accompanying unaudited adjusted financial data reflect this adjusted capital structure.

The effective tax rate for the periods presented is adjusted to 35%.

The adjusted financial data makes no adjustments to estimate the impact of synergies we expect to achieve from the integration of the acquired companies.

This report includes certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are defined as numerical measures of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP in the Company's financial statements. This comparable information is provided solely for the purpose of additional analysis of the results of the Company. The data is presented for informational purposes only and is not intended to be in conformity with the rules governing the preparation of pro forma financial information, nor is it intended to be a forecast of future operating results.

The non-GAAP financial measure utilized by the Company herein includes a presentation of diluted earnings per share that includes or excludes the effect of acquisitions, discontinued operations, the closings of selected facilities, fixed asset write-downs, litigation settlements, non-recurring income tax adjustments and other similar events. Spectrum Brands management and some investors use adjusted diluted earnings per share as one means of analyzing the company's current and future financial performance and identifying trends in its financial condition and results of operations. Spectrum Brands provides adjusted diluted earnings per share to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of on-going core operations. While management believes this adjusted financial data provides useful supplemental information, it is not intended to replace the company's GAAP financial results and should be read in conjunction with those GAAP results.

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Spectrum Brands, Inc.
Net Income and Earnings Per Share Adjusted to Include Results of Acquisitions (Unaudited)
Excluding Nu-Gro Discontinued Operations
For the Quarters Ended January 2, 2005, April 3, 2005, July 3, 2005 and September 30, 2005, and for the Full Year Ended September 30, 2005

(in thousands)

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                                   Quarter Ended      Quarter Ended     Quarter Ended       Quarter Ended       Full Year Ended
                                   January 2, 2005    April 3, 2005     July 3, 2005      September 30, 2005   September 30, 2005
                                   ---------------    ---------------   --------------    -----------------    ------------------
Net Income (Loss), as Reported     $   27,929 (a)      $  (1,931) (a)    $   23,711 (a)     $   (2,877) (b)    $   46,832 (c)

    Impact of Acquisitions (d)           (956)            (2,265)             5,171                594              2,544
    Impact of Excluding Nu-Gro
      Pro & Tech (e)                   (2,181)            (3,446)            (4,448)            (1,275)           (11,350)
    Other Changes                      (9,847) (f)        28,788 (g)         13,796 (h)          8,881  (i)        41,618
                                   ---------------     --------------    --------------     ---------------    ---------------
Net Income (Loss), as Adjusted     $   14,945          $  21,146         $   38,230         $    5,323         $   79,644
                                   ===============     ==============    ==============     ===============    ===============

Diluted Shares Outstanding,
  as Reported                          35,540             43,222             51,086             51,207             45,631

Diluted Earnings (Loss) Per
  Share, as Reported               $     0.79          $   (0.04)        $     0.46         $    (0.06)        $     1.03

Diluted Shares Outstanding,
  as Reported                          35,540             43,222             51,086             51,207             45,631
Adjustment to Shares
    Outstanding (j)                    13,750              7,181                  -                  -              4,897
                                   ---------------     -------------     --------------      ---------------   ---------------
Diluted Shares Outstanding, as
  Adjusted                             49,290             50,403             51,086             51,207             50,528

Diluted Earnings Per Share, as
  Adjusted                         $     0.30          $    0.42         $     0.75         $     0.10         $     1.58
                                   ===============     ============      ==============     ===============    ===============


(a) - Net Income (Loss) as obtained from the Company's 10-Q report for the respective three month period.

(b) - Net Loss as obtained from the Company's 4th Quarter Press Release issued November 10, 2005.

(c) - Net Income as obtained from the Company's Form 10-K report  for the year ended September 30, 2005.

(d) - Includes the net income for the respective period for the following:

      o  United, from its Unaudited Consolidated Statement of Operations for the period prior to the
         February 7, 2005 acquisition date.
      o  Tetra, from its Unaudited Consolidated Statement of Operations for the period prior to the
         April 29, 2005 acquisition date.
      o  Firstrax, from its Unaudited Consolidated Statement of Operations for the period prior to the February 1, 2005 acquisition date.
      o  Jungle, from its Unaudited Consolidated Statement of Operations for the period prior to the September 1, 2005 acquisition date.

(e) - Excludes the unaudited net income of the Nu-Gro Corporation's Pro and Tech business for the respective period. Nu-Gro's Pro and Tech business was disposed of by sale in January 2006.
      Excluded results of the Pro and Tech business were calculated by management.

(f) - Comprises a $1.9 million charge for the fair value adjustment applied to UPG inventory, acquired in United's acquisition of UPG on July 30, 2004, a $1.1 million charge related to the disposal of Spectrum Brands property in Wisconsin, $0.4 million in transaction costs incurred by United in connection with its acquisition of UPG, $0.5 million of executive recruiter fees incurred by United during the quarter and a $1.8 million reduction in amortization expense as a result of Spectrum Brands' acquisitions of United, Tetra, Firstrax and Jungle. These amounts are offset by a $1.6 million gain on the sale of Spectrum Brands property in Mexico. Also includes an increase to interest expense of $22.3 million associated with the debt issued and refinanced in connection with the acquired companies.  Such debt and resulting interest expense has been reduced as a result of applying the net proceeds from the sale of the Nu-Gro Pro and Tech businesses as if such sale occurred on October 1, 2004. Lastly, includes an adjustment to reduce income tax expense by $8.3 million to arrive at an adjusted 2005 effective tax rate of 35 percent.

(g) - Comprises a $27.7 million charge for the fair value adjustment applied to United's acquired inventory, $12.3 million of non-recurring transaction related costs incurred by
      United in January 2005, Spectrum Brands restructuring and related charges of $0.2 million incurred during the quarter, a $0.3 million reduction in amortization expense as a result of Spectrum
      Brands' acquisitions of United, Tetra, Firstrax and Jungle and $12.0 million of debt issuance costs related to the debt refinancing that occurred in connection with Spectrum Brands'
      acquisition of United. Also includes an increase to interest expense of $11.1 million associated with the debt issued and refinanced in connection with the acquired companies.
      Such debt and resulting interest expense has been reduced as a result of applying the net proceeds from the sale of the Nu-Gro Pro and Tech businesses as if such sale occurred on
      October 1, 2004. Lastly, includes an adjustment to reduce income tax expense by $12.6 million to arrive at an adjusted 2005 effective tax rate of 35 percent.

(h) - Comprises a $1.6 million charge for the fair value adjustment applied to United's acquired inventory, a $5.7 million charge for the fair value adjustment applied to Tetra's acquired inventory, restructuring and related charges of $7.8 million incurred by Spectrum Brands during the quarter in connection with the closure of a manufacturing facility in France and restructuring and related charges of $7.3 million incurred during the quarter in connection with Spectrum Brands' integration of United's operations. Also includes an increase to interest expense of $0.2 million associated with the debt issued and refinanced in connection with the acquired companies. Such debt and resulting interest expense has been reduced as a result of applying the net proceeds from the sale of the Nu-Gro Pro and Tech businesses as if such sale occurred on October 1, 2004. Lastly, includes an adjustment to increase income tax expense by $8.4 million to arrive at an adjusted 2005 effective tax rate of 35 percent.

(i) - Comprises a $2.3 million charge for the fair value adjustment applied to Tetra's acquired inventory, a $0.3 million charge for the fair value adjustment applied to Jungle's acquired inventory, restructuring and related charges of $2.7 million incurred by Spectrum Brands during the quarter primarily in connection with the closure of a manufacturing facility in
      France and restructuring and related charges of $8.3 million incurred during the quarter primarily in connection with Spectrum Brands' integration of United's operations. Also includes an adjustment of $1.1 million for decreased interest expense as a result of applying the proceeds from the sale of the Nu-Gro Pro and Tech businesses to reduce outstanding debt.
      Lastly, includes an adjustment to increase income tax expense by $5.8 million to arrive at an adjusted 2005 effective tax rate of 35 percent.

(j) - Increase to weighted shares outstanding due to the assumed issuance of 13.75 million shares of Spectrum Brands common stock on October 1, 2004.
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